EXECUTION COPY

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 26, 2010 (this “Agreement”), is entered into by and among FERRO CORPORATION, an Ohio corporation (the “Company”), the several banks and other financial institutions or entities listed on the signature pages hereto as Lenders (collectively, the “Signing Lenders”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a Credit Suisse, Cayman Islands Branch) (“Credit Suisse”), as Original Term Loan Administrative Agent (in such capacity, the “Original Term Loan Administrative Agent”), PNC BANK, NATIONAL ASSOCIATION (as successor-by-merger to National City Bank) and PNC Bank, as New Term Loan Administrative Agent (in such capacity, the “New Term Loan Administrative Agent”) and as Revolving Loan Administrative Agent (in such capacity, “Revolving Loan Administrative Agent”, and together with the Original Term Loan Administrative Agent and the New Term Loan Administrative Agent, the “Administrative Agents”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

W I T N E S S E TH:

WHEREAS, the Company, the Lenders from time to time party thereto, the Administrative Agents, KeyBank National Association, as Documentation Agent, and Citigroup Global Markets, Inc., as Syndication Agent have entered into the Second Amended and Restated Credit Agreement, dated as of October 26, 2009 (as amended, restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Company has requested that the Credit Agreement be amended as more fully set forth herein; and

WHEREAS, the Lenders signing below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree and covenant as follows:

SECTION 1. Amendment to Credit Agreement.

(a) Section 1.1 of the Credit Agreement shall be amended by:

(i)	in the definition of “Change of Control”, (A) deleting the “or” appearing after clause (b) thereof, (B) deleting the “.” appearing at the end of clause (c) thereof and replacing it with “;or” and (C) inserting the following new clause (d) at the end thereof: “(d) for so long as any Senior Notes are outstanding, the occurrence of a “Change of Control” (as defined in the Senior Notes Documents).”

(ii)	in the definition of “EBITDA”, (A) adding the following immediately at the end of clause (b)(xvi) prior to the “,”: “and in connection with or related to the preparation, negotiation, approval, execution, delivery and issuance of the Senior Notes and the First Amendment” and (B) adding a new subclause (xviii) prior to the “minus” appearing therein as follows: “(xviii) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the First Amendment Effective Date (including, without limitation, any such costs incurred with a prepayment of the Term Loans) to the extent any such costs do not constitute Interest Expense,”.

(iii)	in the definition of “Fixed Charge Coverage Ratio”, deleting the “.” at the end thereof and inserting the following additional proviso: “and provided, further, that non-recurring fees, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of the First Amendment and the issuance of the Senior Notes shall also be excluded from clause (b) above.”

(iv)	amending and restating the definition of “Net Debt Proceeds” in its entirety as follows:

“Net Debt Proceeds” means, with respect to the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness to any other Person after the Closing Date which is not expressly permitted by Section 7.2.2 (other than Section 7.2.2(o), it being understood that the proceeds of the Indebtedness permitted by such section shall be Net Debt Proceeds), the excess of (a) the gross cash proceeds actually received by such Person from such sale or issuance, over (b) (i) all customary arranging or underwriting discounts, fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other customary closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Company or any such Subsidiary in connection therewith and (ii) all prepayment premiums and any applicable swap or hedge breakage costs relating to interest rate swaps or hedges relating to any Indebtedness being repaid or prepaid from the proceeds of such new Indebtedness.

(v)	adding the following new defined terms in correct alphabetical order:

“First Amendment” means that certain First Amendment to the Second Amended and Restated Credit Agreement dated as of May 12, 2010, by and among the Company, the Administrative Agents and the Lenders party thereto.

“First Amendment Effective Date” means the date on which the conditions set forth in Section 2 of the First Amendment are satisfied or waived, which date shall be confirmed by the Administrative Agents to the Lenders and the Company in writing upon satisfaction of such conditions.

“Senior Notes” means the Company’s Senior Notes due no earlier than January 1, 2013, in an aggregate principal amount not exceeding $300,000,000.

“Senior Notes Documents” shall mean the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any guarantee or other right in respect thereof.

(b) Section 2.3.2 of the Credit Agreement shall be amended by adding a new clause (d) thereto as follows:

“(d) In addition to making Swing Line Loans pursuant to the foregoing provisions of this Section 2.3, without the requirement for a specific request from the Borrowers pursuant to Section 2.3.2(a), the Swing Line Lender may make Swing Line Loans to the Borrowers in accordance with the provisions of any agreements between one or more of the Borrowers and the Swing Line Lender relating to the Borrowers’ deposit, sweep and other accounts with the Swing Line Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swing Line Loans made pursuant to this Section 2.3.2(d) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.1, (ii) be subject to any limitations as to individual amount set forth in the Cash Management Agreement, (iii) be payable by the Borrowers, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Extended Revolving Loan Commitment Termination Date), (iv) not be made at any time after the Swing Line Lender has notice of the occurrence and during the continuance of a Default or Event of Default, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Extended Revolving Loan Lender’s obligation to purchase participating interests therein pursuant to Section 2.3.2(c), and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.3.

(c) Section 3.1.2(b) of the Credit Agreement is hereby amended by adding the following prior to the “.” appearing at the end thereof: “provided further that, if the amount of the prepayment to be applied to outstanding Revolving Loans is in excess of the actual amount of the outstanding Revolving Loans at the time of such prepayment, such excess amount may be retained by the Company and its Subsidiaries to be used for general corporate purposes to the extent not otherwise prohibited by this Agreement”.

(d) Section 7.2.2 of the Credit Agreement shall be amended by deleting the “and” appearing after clause (m) thereof and inserting it after clause (n) thereof and inserting a new clause (o) thereto as follows:

“(o) unsecured Indebtedness of the Company owing under the Senior Notes pursuant to the Senior Notes Documents and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the original date of issuance of the Senior Notes (as such amount may be reduced following the First Amendment Effective Date); provided, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $300,000,000 at any time; and provided, further that, the Net Debt Proceeds of the Senior Notes shall be used in accordance with Section 3.1.1(e).

(e) Section 7.2.8 of the Credit Agreement shall be amended by inserting the following immediately after the (ii) that appears in clause (c) thereof: “in addition to any Dispositions permitted pursuant to the foregoing clause (i) of this Section 7.2.8(c),”.

(f) Section 7.2.11 of the Credit Agreement shall be amended by (i) deleting the “or” appearing before clause (iii) in the last paragraph thereof and replacing it with a “,”, (ii) in clause (iii) of the last paragraph thereof, replacing the reference to “clause (f)(i) of Section 7.2.2” with “clause (j) of Section 7.2.2” and (iii) adding the following prior to the period appearing at the end thereof: “, or (iv) in the Senior Notes Documents”.

(g) The Credit Agreement shall be amended by replacing all references therein to “Credit Suisse, Cayman Islands Branch” with “Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch).

(h) The Credit Agreement shall be further amended by replacing all references therein to (i) “National City Bank” with “PNC Bank, National Association (as successor-by-merger to National City Bank)” and (ii) “National City” with “PNC Bank”.

SECTION 2. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions (the date on which such conditions are satisfied, the “First Amendment Effective Date”):

(a) The Administrative Agents shall have received duly executed and delivered counterparts of this Agreement that, when taken together, bear the signatures of (i) the Company and (ii) the Required Lenders.

(b) The Company shall have paid to the Administrative Agents all outstanding fees, costs and expenses owing to the Administrative Agents and their respective Affiliates as of such date, except that the Company shall pay the reasonable fees, disbursements and other charges of Latham & Watkins LLP, counsel for the Administrative Agents within seven days following receipt of an invoice therefor and such payment shall not constitute a condition to the occurrence of the First Amendment Effective Date.

(c) The Administrative Agents shall have received the Affirmation and Consent, dated as of the First Amendment Effective Date, duly authorized, executed, acknowledged and delivered by the Company and each Subsidiary Guarantor.

(d) The Administrative Agents shall have received the First Amendment Effective Date Certificate, substantially in the form attached to the Credit Agreement as Exhibit L, dated as of the First Amendment Effective Date and duly executed and delivered by an Authorized Officer of the Company, in which certificate the Company shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Company in all material respects as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects.

SECTION 3. Miscellaneous.

(a) Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Company represents and warrants to each of the Lenders and the Administrative Agents that, as of the First Amendment Effective Date:

(i) This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement and the Credit Agreement, constitute the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(ii) The representations and warranties set forth in the Credit Agreement and each other Loan Document are, in each case after giving effect to this Agreement, true and correct in all material respects on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; and

(iii) No Default has occurred and is continuing.

(b) Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

(c) Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Article X thereof.

(d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e) Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or pdf or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g) Full Force and Effect; Limited Amendment.

(i) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agents or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(ii) The parties hereto acknowledge and agree that (i) this Agreement and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the “Obligations” (as defined in the Loan Documents) under the Credit Agreement as in effect prior to the First Amendment Effective Date; (ii) such “Obligations” are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Agreement; and (iii) the Liens and security interests as granted under the Loan Documents securing payment of such “Obligations” are in all such respects continuing in full force and effect and secure the payments of the “Obligations”.

(h) Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

FERRO CORPORATION

By: /s/ John T. Bingle

Name: John T. Bingle
Title:	Treasurer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (f/k/a CREDIT SUISSE, CAYMAN ISLANDS BRANCH), as Original Term Loan Administrative Agent

By: /s/ Bill O’Daly
Name: Bill O’Daly
Title: Director

By: /s/ Ilya Ivashkov
Name: Ilya Ivashkov
Title: Associate

PNC BANK, NATIONAL ASSOCIATION (as

successor-by-merger to National City Bank), as Collateral Agent, Issuer and Swing Line Lender

By: /s/ Scott D. Beran
Name: Scott D. Beran
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as New Term

Loan Administrative Agent and as Revolving Loan Administrative Agent

By: /s/ Christian S. Brown

Name: Christian S. Brown Title: Senior Vice President